Exhibit 10.7

EXECUTION VERSION

Dated November 7, 2024

Security Agreement

between

LI-CYCLE U.S. INC.,

as Borrower

LI-CYCLE NORTH AMERICA HUB, INC.,

as Subsidiary Guarantor

LI-CYCLE INC.,

as Subsidiary Guarantor

and

CITIBANK, N.A.,

acting through its Agency and Trust Division,

as Collateral Agent

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

(i)

		Page
Section 8.16	Termination and Release	25
Section 8.17	Rights and Immunities of DOE	26
Section 8.18	Reinstatement	26

Schedules

Schedule 3.01(a)	-	Grantors’ Names
Schedule 3.02(a)	-	Liens
Schedule 3.02(c)	-	Equipment
Schedule 3.02(d)	-	Intellectual Property
Schedule 3.02(e)	-	Collateral Disclosure
Schedule 3.02(h)	-	Inventory
Schedule 3.02(i)	-	Deposit Accounts
Schedule 3.02(j)	-	Investment Property; Instruments
Schedule 3.02(k)	-	Certificated Securities
Schedule 3.02(m)	-	Pledged Equity Interests

(ii)

SECURITY AGREEMENT (this “Agreement”), dated November 7, 2024, between LI-CYCLE U.S. INC., a Delaware corporation (the “Borrower”), LI-CYCLE NORTH AMERICA HUB, INC., a Delaware corporation (“HubCo”), LI-CYCLE INC., a Delaware corporation (“SpokeCo”, and together with HubCo the “Subsidiary Guarantors” and the Subsidiary Guarantors together with the Borrower, the “Grantors” and each, a “Grantor”) and CITIBANK, N.A., a national banking association, acting through its Agency and Trust Division, in its capacity as Collateral Agent (together with its successors in its capacity as the Collateral Agent, bank and as securities intermediary, the “Collateral Agent”), for the benefit of and as agent of the Secured Parties.

PRELIMINARY STATEMENTS

(A)

Pursuant to the Note Purchase Agreement (as that and other capitalized terms used herein without definition are defined pursuant to Section 1.01 (Certain Defined Terms) below), FFB agreed to purchase the Note issued by the Borrower, and to make extensions of credit to the Borrower from time to time upon the terms and subject to the conditions set forth in the Note and the other Financing Documents.

(B)	Subject to the terms of the Loan Agreement, in connection with arranging financing for the Borrower from FFB, DOE has agreed to issue and deliver to FFB the Principal Instruments.

(C)

Pursuant to the terms of the Program Financing Agreement, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Note or the related Note Purchase Agreement.

(D)

Pursuant to the Accounts Agreement, the Collateral Agent has been appointed by or on behalf of the Secured Parties to act on behalf, and for the benefit, of the Secured Parties with respect to the Collateral, subject to the terms and conditions of the Accounts Agreement and the Security Documents.

(E)

It is a condition precedent to the obligation of DOE under the Loan Agreement to issue the Principal Instruments to FFB that each Grantor and the Collateral Agent shall execute and deliver this Agreement to secure the Grantors’ obligations under the Financing Documents.

(F)	The Grantors have agreed to secure the prompt and complete payment and performance when due of the Note Obligations as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. (a) All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in Annex 1 to the Loan Arrangement and Reimbursement Agreement, dated as of the date hereof, among the Grantors and DOE (the “Loan Agreement”). The rules of construction set forth in Section 1.02 (Other Rules of Construction) of the Loan Agreement shall apply to this Agreement.

(b) The following terms have the meanings assigned to them in Article 9 of the UCC in effect on the date of this Agreement: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Electronic Document of Title, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit, Letter-of-Credit Right, Payment Intangible, Proceeds, Registered Organization, Securities Account, Software and Supporting Obligation.

(c) In addition to the terms defined in the Loan Agreement and the preamble, the following terms used herein shall have the respective meanings set forth below:

“2022 UCC Amendments” has the meaning assigned thereto in Section 8.08 (Further Assurances and Corrective Instruments).

“Certificated Security” means a security that is represented by a certificate, as such term is defined in Section 8-102 of the UCC.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the U.S. Internal Revenue Code of 1986, as amended, and any successor federal tax statute.

“CFC Holdco” means a Domestic Subsidiary substantially all of whose assets consists (directly or indirectly through disregarded entities) of the Equity Interest or indebtedness (in the case of indebtedness, to the extent such indebtedness is treated as equity for U.S. federal income tax purposes) of one or more Subsidiaries that are CFCs.

“Collateral” has the meaning assigned thereto in Section 2.01 (Grant of Security Interest).

“Domestic Subsidiary” means any direct or indirect Subsidiary of a Grantor that is incorporated, organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“Excluded Agreement” has the meaning assigned thereto in Section 2.02(a)(i) (Exceptions).

“Excluded Assets” has the meaning assigned thereto in Section 2.02(a) (Exceptions).

“Excluded Perfection Collateral” means (i) vehicles and other assets subject to certificates of title in which perfection of a security interest requires notation of a certificate of title (other than vehicles or other assets constituting Inventory), to the extent such vehicles or assets have an aggregate book value of less than $100,000; (ii) Letter-of-Credit Rights in an amount less than $100,000 individually and $500,000 in aggregate; (iii) Commercial Tort Claims in an amount less than $100,000 individually and $500,000 in the aggregate; (iv) Chattel Paper deposited or to be deposited for collection or other chattel paper, including Electronic Chattel Paper, in an amount less than $100,000 individually and $500,000 in the aggregate; and (v) Instruments deposited or to be deposited for collection or other instruments in an amount less than $100,000 individually and $500,000 in the aggregate; provided, that, notwithstanding the foregoing, Excluded Perfection Collateral shall not include any Program Assets.

“Foreign Subsidiary” means any direct or indirect Subsidiary of a Grantor, other than a Domestic Subsidiary.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“Non-Delivered Instruments” has the meaning assigned thereto in Section 3.02(k) (Certificated Securities and Instruments; Receivables).

“Pledged Agreements” means all contracts and agreements included in the Collateral (including all Project Documents), as amended, modified, renewed or extended from time to time, including (i) all rights of each Grantor to receive moneys and other payments and distributions due or to become due thereunder or with respect thereto, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty, letter of credit or guaranty with respect thereto, (iii) all claims of each Grantor for damages arising out of any breach or default thereunder or in respect thereof, and (iv) the right of any Grantor to terminate, amend, supplement or modify any such agreement, contract, instrument or other document, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder or in respect thereof.

“Pledged Equity Interests” has the meaning assigned thereto in Section 2.01(c)(ii) (Grant of Security Interest).

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. Except as provided in Section 2.02 (Exceptions), to secure the full and prompt payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Note Obligations, each Grantor pledges, grants and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all of its property, tangible and intangible, wherever located and whether now owned, leased or licensed or hereafter acquired, leased or licensed and whether now existing or hereafter arising, including such Grantor’s right, title and interest in, to and under the following property (collectively, except as provided in Section 2.02 (Exceptions), the “Collateral”):

(a) All:

(i) Accounts,

(ii) Chattel Paper, including all Electronic Chattel Paper,

(iii) Commercial Tort Claims which have been described to the Collateral Agent pursuant to Section 4.01(n) (Commercial Tort Claims),

(iv) Deposit Accounts (including all Project Accounts),

(v) Documents,

(vi) Equipment,

(vii) Goods,

(viii) Instruments,

(ix) Inventory,

(x) Investment Property (including all Project Accounts that are Securities Accounts),

(xi) Letters-of-Credit,

(xii) Letter-of-Credit Rights, and

(xiii) Payment Intangibles, Software and General Intangibles, and

(b) to the extent not included in clause (a) above or clause (c) below, and whether or not subject to, or within the scope of, the UCC, all:

(i) Pledged Agreements (including the Project Documents and Sponsor Support Agreement, of which such Grantor is a third-party beneficiary or to which such Grantor is a party (including all rights of such Grantor to receive any payment or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such agreements as well as all the rights, powers and remedies on the part of such Grantor, whether arising under any such agreements or by statute or at law or equity or otherwise, and whether or not arising out of any breach or default thereunder)),

(ii) Intellectual Property (including Project IP owned by such Grantor),

(iii) Governmental Approvals,

(iv) Supporting Obligations,

(v) any present or future right, title or interest of such Grantor under any insurance, indemnity, warranty or guaranty in respect of the Project, the Covered Spokes or the business and operations of such Grantor and any rents, revenues, incomes, profits, proceeds of insurance or other rights to compensation in respect of the Project, and

(vi) all other personal property and fixtures of such Grantor, whether now owned or hereafter existing or hereafter acquired or arising, or in which such Grantor may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, and any replacements, renewals, or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by such Grantor,

(c) to the extent not included in clauses (a) or (b) above, all

(i) books and records, in whatever form or medium, that evidence or contain information relating to all other items of Collateral or that are otherwise necessary or helpful in the collection thereof or realization thereon in the possession or under the control of such Grantor,

(ii) its Equity Interests in each Subsidiary Guarantor and any security certificates or other documents, instruments or certificates representing its Equity Interests in each Subsidiary Guarantor and all dividends, distributions, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for all or any part of its Equity Interests in each Subsidiary Guarantor and all proceeds thereof (the “Pledged Equity Interests”),

(iii) any Indebtedness owed to each Grantor by each other Grantor from time to time, including any Instruments or Payment Intangibles evidencing or relating to such Indebtedness,

(iv) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) or (b) above, including all economic and governance rights, such as the rights to share in the profits and losses and receive distributions, vote, consent to action and otherwise participate in the management of the applicable Person, in each case under the Organizational Documents of such Person, and

(v) proceeds and products of the foregoing, including, but not limited to, all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of any Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of any Collateral.

Section 2.02 Exceptions.

(a) The Grantors do not grant any security interest in, and the term “Collateral” does not include, the following property (collectively, the “Excluded Assets”):

(i) each Instrument, Project Document, Chattel Paper, General Intangible, copyright license, patent license, trademark license and other contract or agreement that is with, or issued by, a Person that is not an Affiliate of any Grantor, but only while, and only to the extent that, the grant of a security interest pursuant to this Agreement would result in a default or penalty under, or a breach or termination of (or would make void, voidable, terminable or revocable), such Instrument, Project Document, Chattel Paper, General Intangible, copyright license, patent license, trademark license or contract or agreement, except, in each case, to the extent that, pursuant to the UCC or other Applicable Law, the grant of a security interest therein can be made without resulting in a default or penalty thereunder or breach or termination thereof (or without making such property void, voidable, terminable or revocable) (each, an “Excluded Agreement”);

(ii) any property, if and to the extent that a security interest therein is prohibited by or in violation of any Applicable Law applicable to such Grantor, unless such Applicable Law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to the UCC of any relevant jurisdiction or any other Applicable Law (including the Bankruptcy Code) or principles of equity; provided, that (x) the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such property not subject to the applicable prohibitions or violation and (y) the exclusions referred to in this clause (ii) shall not include any Proceeds of any such lease, license, contract or agreement;

(iii) any portion of voting capital stock of any directly held Foreign Subsidiary that is a CFC or directly held CFC Holdco that would cause the Collateral Agent to have a security interest in the voting capital stock of such Foreign Subsidiary or CFC HoldCo in excess of 65% of the total combined voting power of all classes of voting stock (within the meaning of U.S. Treasury Regulations Section 1.956-2(c)(2)) of such Foreign Subsidiary or CFC Holdco, but only to the extent the pledge of such portion of capital stock would result in a material adverse tax consequence to any Borrower Entity; provided that immediately, without requiring any further action, upon amendment of the Code to allow the pledge of a greater percentage of the capital stock in any CFC or CFC HoldCo without material adverse tax consequence, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock;

(iv) any United States intent-to-use trademark applications to the extent that the grant, attachment or enforcement of a security interest therein would, under Applicable Law, impair the registrability of such applications or the validity or enforceability of any registrations issuing from such applications;

(v) assets subject to purchase money financing and cash to secure letter of credit reimbursement obligations to the extent such purchase money financing, letters of credit or cash collateral are permitted under the Loan Agreement and the terms thereof prohibit a grant of a security interest in or lien on such assets; and

(vi) property that is held in the nature of a security deposit by or on behalf of any Grantor in the Ordinary Course of Business and that must be held for or returned to the applicable counterparty under Applicable Law or pursuant to a contractual obligation.

(b) Notwithstanding the foregoing or anything else in the Transaction Documents, it is understood that under no circumstances shall Excluded Assets include any Program Assets.

Section 2.03 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VII (Collateral Agent’s Rights and Note Obligations) hereof at that time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, each Grantor hereby grants to the Collateral Agent to the extent licensable, an irrevocable, nonexclusive license (until the Release Date and all the security interests in the Collateral of such Grantor created hereby are released), exercisable without payment of royalty or other compensation to such Grantor, to use, assign, license or sublicense any of the Intellectual Property of such Grantor (including such Grantor’s title to, rights in and interests in any Project IP), together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

Section 2.04 Each Grantor Remains Liable. Notwithstanding anything herein to the contrary: (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or the Secured Parties, (ii) each Grantor shall remain liable under each of the contracts, agreements, documents or instruments and Governmental Approvals included in the Collateral, including the Pledged Agreements, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any of the Secured Parties shall have any obligation or liability under any of such agreements or such Governmental Approvals by reason of or arising out of this Agreement, any other Financing Document, or any other document related hereto nor shall the Collateral Agent or any of the Secured Parties have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement or Governmental Approval included in the Collateral, including the Pledged Agreements, (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, agreements, documents or instruments and Governmental Approvals included in the Collateral, including the Pledged Agreements and (iv) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Pledged Agreements or any other part of the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated, to perform any of the obligations or duties of each Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder.

Section 2.05 Security Interest Absolute. Until the Release Date, all rights of the Collateral Agent and security interests hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Financing Documents or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Documents or any other agreement or instrument relating thereto;

(c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Note Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or third-party pledgor, other than payment or performance of the relevant obligation.

ARTICLE III

REPRESENTATIONS OF THE GRANTORS

Section 3.01 Representations Concerning the Grantors. Each Grantor represents as of (i) the date of this Agreement, (ii) each Advance Date, and (iii) the Project Completion Date that:

(a) Grantor’s Name.

(i) Schedule 3.01(a) (Grantors’ Names) attached hereto correctly sets forth such Grantor’s full and correct legal name, type of organization, jurisdiction of organization, organizational identification number, if any, chief executive office and principal place of business and mailing address as of the date of this Agreement.

(ii) Except as set forth on Schedule 3.01(a) (Grantors’ Names), such Grantor has not (v) changed its location (as defined in Section 9-307 of the Uniform Commercial Code); (w) previously changed its name, or used any other name during the five year period preceding the Effective Date; (x) been the surviving entity in a merger; (y) acquired any business; or (z) previously become a “new debtor” (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person.

Section 3.02 Representations Concerning the Collateral. Each Grantor represents as of (i) the date of this Agreement, (ii) each Advance Date, and (iii) the Project Completion Date that:

(a) Title; No Other Liens. It owns each item of its Collateral free and clear of Liens, except for Permitted Liens. There is not, on file or of record in any public office, any security agreement, financing statement, form of Lien or other public notice similar in effect, with respect to any of the Collateral, which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof), except such as may have been filed or are of record with respect to (i) Liens created under this Agreement in favor of the Secured Parties, (ii) Permitted Liens and (iii) filings and records listed on Schedule 3.02(a) (Liens). It has full corporate or other organizational power and authority to grant the security interests in and to the Collateral under this Agreement.

(b) Perfected, First Priority Liens, Continuing Security Interest.

(i) This Agreement is effective to create a continuing, valid and enforceable security interest in the Collateral in favor of the Collateral Agent on behalf of the Secured Parties to secure the payment and performance of the Note Obligations.

(ii) Pursuant to the filings and other actions required for perfection set forth in this Agreement, the security interest created pursuant to this Agreement (A) is and will continue to be (to the extent provided in this Agreement and except with respect to Excluded Perfection Collateral) a perfected security interest in the Collateral in favor of the Collateral Agent on behalf of the Secured Parties and (B) is and will continue to be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons, in each case, until terminated in accordance with Section 8.16 (Termination and Release) of this Agreement.

(c) Equipment. On the date of this Agreement, each Grantor’s Equipment (other than mobile goods) is kept at the locations listed on Schedule 3.02(c) (Equipment).

(d) Intellectual Property.

(i) Schedule 3.02(d) (Intellectual Property) attached hereto sets forth all patents, trademarks and registered copyrights of each Grantor that is registered at, or applied for with, the United States Patent and Trademark Office and the United States Copyright Office, as of the Effective Date (collectively, the “Registered IP”). The Registered IP set forth on such schedule constitutes, as of the date of this Agreement, all of the Registered IP owned by the Grantors and used by each Grantor to do the following in a commercially reasonable manner and as contemplated in connection with the Project: (i) construct, operate, use and maintain the Project (except for intellectual property rights expressly contemplated to be acquired or licensed from or through other parties to the Project Documents after the date of this Agreement, as provided in the Project Documents) and (ii) exercise its rights and perform its obligations under the Project Documents in connection with the Project.

(ii) Each Grantor shall ensure that a fully executed IP Security Agreement containing a description of all Collateral consisting of Registered IP owned by such Grantor shall have been received as soon as practicable after the execution of this Agreement with respect to United States patents (and United States pending patent applications), United States registered trademarks (and United States trademarks for which applications for registration are pending) and United States registered copyrights, if any, and recorded by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties in respect of all such Registered IP constituting Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions of a financing statement under the UCC and an IP Security Agreement and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of Registered IP acquired or developed after the date of this Agreement).

(e) Certain Collateral Disclosures. Except in each case as set forth on Schedule 3.02(e) (Collateral Disclosure), as of the date of this Agreement, no Grantor has any ownership interest in, any Chattel Paper, Letter-of-Credit Rights, Commercial Tort Claims, Documents, or Equipment covered by any certificate of title.

(f) Control Arrangements. Except for control arising by operation of law in favor of the Collateral Agent and the Depositary Bank with respect to the Project Accounts and with respect to the Company Accounts (including such accounts listed in Schedule 3.02(i) (Deposit Accounts) hereto), no Person has control of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights in which any Grantor has any interest.

(g) Governmental Obligors. None of the obligors on any of any Grantor’s Accounts, and none of the parties to any of its Pledged Agreements (other than any Financing Documents) is a Governmental Authority.

(h) Inventory. No Inventory with a book value in excess of the lesser of $1,000,000 or five percent of the total Inventory, in each case, in the aggregate is stored with any single bailee, warehouseman or similar Person (other than Parent) or on any premises leased to each Grantor (other than the Site Leases), nor has any Inventory been consigned to such Grantor or consigned by such Grantor to any Person or is held by such Grantor for any Person under any “bill and hold” or other arrangement, except in each case as set forth in Schedule 3.02(h) (Inventory) attached hereto.

(i) Deposit Accounts. Except as set forth in Schedule 3.02(i) (Deposit Accounts), no Grantor has any Deposit Accounts other than (i) those established pursuant to Article II (Project Accounts; Distributions) of the Accounts Agreement and (ii) the Company Accounts, all of which shall be maintained by the Depositary Bank or the Account Bank, respectively, as described in the Accounts Agreement.

(j) Investment Property; Instruments. No Grantor has any Securities Accounts other than those established pursuant to Article II (Project Accounts; Distributions) of the Accounts Agreement, all of which shall be maintained by the Depositary Bank, as described in the Accounts Agreement. All other Investment Property of each Grantor is set forth in Schedule 3.02(j) (Investment Property; Instruments) to this Agreement, and all Instruments held by each Grantor are also set forth under the corresponding headings in Schedule 3.02(j) (Investment Property; Instruments) attached hereto.

(k) Certificated Securities and Instruments; Receivables. Each Grantor will have delivered to the Collateral Agent, no later than five Business Days prior to the First Advance Date, without exception, all (i) Collateral that is, or is represented by, Certificated Securities, and (ii) Collateral that consists of Instruments or Chattel Paper, including any receivable that is evidenced by any Instrument or Chattel Paper (other than Instruments and Chattel Paper constituting Excluded Perfection Collateral (collectively, “Non-Delivered Instruments”)). None of the obligors on any receivables is a Governmental Authority, except as set forth in Schedule 3.02(k) (Certificated Securities). All Collateral consisting of Certificated Securities (other than Non-Delivered Instruments) and owned by each Grantor is listed on Schedule 3.02(k) (Certificated Securities) attached hereto.

(l) Assets Subject to Certificate of Title. Each Grantor has caused the Collateral Agent to be listed as the lienholder on each certificate of title or ownership covering Motor Vehicles or other assets constituting Collateral, subject to certificates of title other than Excluded Perfection Collateral.

(m) Pledged Equity Interests.

(i) The Pledged Equity Interests pledged hereunder by the Borrower on the Effective Date are listed on Schedule 3.02(m) (Pledged Equity Interests) and constitute 100% percent of the issued and outstanding corporate stock of each Subsidiary Guarantor, as applicable, as of the Effective Date. Neither the Borrower nor the Subsidiary Guarantors own any Equity Interests other than those listed on Schedule 3.02(m) (Pledged Equity Interest).

(ii) The Pledged Equity Interests are “certificated securities” as defined in Section 8-102(a)(4) of the Delaware Uniform Commercial Code.

(n) No Outstanding Warrants Options, Etc. There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity Interest.

Section 3.03 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances under the Financing Documents.

ARTICLE IV

COVENANTS

Section 4.01 Covenants Relating to Collateral. From the date of this Agreement until the Release Date, each Grantor covenants and agrees as follows:

(a) Preservation and Protection of Security Interests.

(i) It shall perform all of its obligations under Sections 7.01 (Maintenance of Existence, Property, etc.), 7.02 (Intellectual Property), 7.03 (Insurance) and 7.05 (Further Assurances) of the Loan Agreement.

(ii) It shall maintain the security interests created by this Agreement as perfected security interests and shall defend such security interests against the claims and demands of all Persons.

(b) Further Documentation; Pledge of Instruments and Chattel Paper.

(i) In addition to the authorizations granted to the Collateral Agent under Article VII (Collateral Agent’s Rights and Note Obligations), each Grantor authorizes the Collateral Agent, without obligation, to file any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby as shall be necessary or as DOE may deem appropriate for the purpose of establishing or maintaining the perfection of such Liens and hereby ratifies its prior authorization for the Collateral Agent to make any such filings if filed prior to the date of this Agreement.

(ii) Other than Excluded Perfection Collateral, all Instruments and tangible Chattel Paper now owned or hereafter acquired by each Grantor shall be delivered to and held by the Collateral Agent pursuant hereto by no later than five Business Days prior to the First Advance Date and shall be in suitable form for transfer by delivery to the Collateral Agent, and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any such Instrument or Chattel Paper delivered by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document); provided, that so long as no Default or Event of Default shall have occurred and be continuing, each Grantor may retain for collection any Instrument not exceeding $100,000 in principal amount received by it in the Ordinary Course of Business. At any time while a Default or Event of Default is continuing, the Collateral Agent shall have the right, at any time and without notice to any Grantor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Collateral so delivered.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper, any electronic document of title (as the term is defined in Section 1-201 of the UCC) or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, each Grantor shall promptly notify the Collateral Agent and DOE thereof and, at the request and option of the Collateral Agent, shall take such action as shall be necessary or as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such electronic chattel paper under Section 9-105 of the UCC, control of such electronic document of title under Section 7-106 of the UCC or control of such transferable record under Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or Section 16 of the Uniform Electronic Transactions Act as so in effect in such jurisdiction. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and DOE and so long as such procedures will not result in the Collateral Agent’s loss of control, for each Grantor to make alterations to the electronic chattel paper, electronic document of title or transferable record that it is permitted to make as a party in control under Section 9-105 or Section 7-106 of the UCC as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter-of-Credit now or hereafter issued, such Grantor shall promptly notify DOE and the Collateral Agent thereof and, at the request and option of DOE, such Grantor shall, pursuant to an agreement in form and substance satisfactory to DOE and the Collateral Agent, either (x) arrange for the issuer and any confirmer of such Letter-of-Credit to consent to an assignment to the Collateral Agent, acting for the benefit of the Secured Parties, of the proceeds of any drawing under the Letter-of-Credit or (y) arrange for the Collateral Agent, acting for the benefit of the Secured Parties, to become the transferee beneficiary of the Letter-of-Credit. Each Grantor shall take any and all actions as may be necessary or desirable, or that DOE may request, from time to time, to cause the Collateral Agent to obtain exclusive control of any Letter-of-Credit Rights owned by such Grantor in a manner acceptable to DOE.

(e) Maintenance of Records. Each Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts constituting Collateral.

(f) Compliance with Contractual Obligations. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release any Grantor from any of its duties and obligations under the Pledged Agreements unless expressly assumed by the Collateral Agent in writing. The Collateral Agent shall not have any duty, obligation or liability under the Pledged Agreements or in respect of any Governmental Approval included in the Collateral by reason of this Agreement or any other, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of any Grantor under any Pledged Agreement or any Governmental Approval or to take any action to collect or enforce any claim under any Pledged Agreement or any Governmental Approval.

(g) Further Identification of Collateral. Each Grantor shall furnish to the Collateral Agent and DOE from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Collateral Agent may reasonably request, all in reasonable detail.

(h) Changes in Locations, Name, etc.

(i) No Grantor shall change its jurisdiction of organization, change the location of its chief executive office, change its entity type, change its structure in any way that might make any financing statement filed pursuant to this Agreement incorrect or misleading, cease to be a Registered Organization or permit any of the Equipment constituting Collateral to be kept at locations outside of the United States of America or at leased premises other than those listed in Schedule 3.02(c) (Equipment) hereto unless, in any such case, such Grantor (i) shall have given the Collateral Agent and DOE at least 30 days’ prior notice thereof and (ii) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the request of DOE, advisable to continue the perfection and priority of the Liens granted pursuant hereto.

(ii) No Grantor shall change its name.

(i) Intellectual Property.

(i) Upon any Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any copyright (or copyrightable material), patent (or patentable invention), trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Grantor’s filing, either directly or through the Collateral Agent, any licensee or any other designee, of any application with any Governmental Authority for any copyright, patent, trademark or other Intellectual Property, in each case after the date of this Agreement, such Grantor shall execute and deliver such contracts, agreements and other instruments as necessary or as DOE may request to create, perfect and establish the priority of the Liens granted by this Agreement in that Intellectual Property.

(ii) Each Grantor agrees that, subject to Applicable Law, it shall not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any patent owned or licensed by such Grantor that is material to the conduct of its business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a patent with the relevant patent number to the extent necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(iii) Each Grantor shall, for each trademark of such Grantor that is material to the conduct of its business, (w) to the extent permitted by Applicable Law, maintain such trademark (or its license to use such trademark, if owned by a different Person) in full force and, in the case of each trademark owned by such Grantor, free from any claim of abandonment or invalidity for non-use, (x) maintain the quality of products and services offered under such trademark, (y) display such trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve the owner’s maximum rights under Applicable Law and (z) not knowingly use or knowingly permit the use of such trademark in violation of any third party rights.

(iv) Each Grantor shall, for each work covered by a material copyright owned or licensed by such Grantor, when it publishes, reproduces, displays, adopts or distributes the work, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(v) Each Grantor shall notify DOE and the Collateral Agent promptly if it knows or has reason to know that any patent, trademark or copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any patent, trademark or copyright material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(vi) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any patent, trademark or copyright (or for the registration of any trademark or copyright) with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless upon or prior to such filing, it promptly informs DOE and the Collateral Agent, and, upon request of DOE or the Collateral Agent, delivers an executed IP Security Agreement and any other agreements, instruments, documents and papers as are necessary or as DOE or the Collateral Agent may request to evidence the Collateral Agent’s security interest in such patent, trademark or copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable and shall automatically terminate on the Release Date.

(vii) Upon and during the continuance of an Event of Default, each Grantor shall, upon request by the Collateral Agent and except with respect to any Collateral that would be licensed to the Collateral Agent under the Contingent IP License Agreement, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each copyright license, patent license or trademark license constituting Collateral to effect the assignment of its right, title and interest thereunder to the Collateral Agent or its designee.

(viii) Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that any assignment or other transfer of Intellectual Property from any Grantor to, directly or indirectly, the IP Provider solely pursuant to the terms of the Tier One IP License or the Tier Two IP Licenses, as applicable and in each case as in effect on the date hereof, shall not be a breach of such Grantor’s obligations under this Agreement.

(j) Certificate of Title. Subject to paragraph (c) above with respect to “electronic documents of title”, if any certificate of title or similar document is at any time issued or outstanding with respect to any of the Collateral pledged by any Grantor under this Agreement, such Grantor will promptly advise DOE and the Collateral Agent thereof, cause the interest of the Collateral Agent to be properly noted thereon and, except with respect to Excluded Perfection Collateral, promptly deliver to the Collateral Agent any such certificate of title or similar document. Upon the request of DOE, each Grantor will execute and deliver, and file in the appropriate public offices, such additional agreements or instruments as may be necessary to preserve and protect the Collateral Agent’s rights in and to such Collateral.

(k) Governmental Obligors. Each Grantor shall take any actions which may be necessary or, in the judgment of DOE, advisable to establish the validity or perfection of the Collateral Agent’s security interest in the Pledged Agreements, Project Documents and Accounts with any Governmental Authority.

(l) Deposit Accounts. As of the date of this Agreement, the only Deposit Accounts or Securities Accounts maintained by each Grantor are the Project Accounts, the Company Accounts and the accounts listed in Schedule 3.02(i) (Deposit Accounts) hereto. Except as may be permitted by the Loan Agreement and the Accounts Agreement, each Grantor shall not establish any other Deposit Accounts or Securities Accounts which are not made Project Accounts subject to the provisions of the Accounts Agreement except for Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried employees.

(m) Investment Property. If any Grantor holds any certificated securities, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, in suitable form for transfer by delivery, or accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to any Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify DOE and the Collateral Agent thereof and, at DOE’s request, pursuant to an agreement, in form and substance satisfactory to DOE, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of such Grantor or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the securities on behalf of the Secured Parties. All Investment Property now or hereafter acquired by such Grantor shall be held by such Grantor or its nominee in a Project Account subject to the provisions of the Accounts Agreement.

(n) Commercial Tort Claims. If any Grantor acquires a Commercial Tort Claim, such Grantor shall immediately notify DOE and the Collateral Agent and deliver to the Collateral Agent and DOE a description of such Commercial Tort Claim which is satisfactory to DOE and a writing in form and substance satisfactory to DOE signed by such Grantor, granting to the Collateral Agent a security interest therein and in the proceeds thereof, all in accordance with the terms of this Agreement.

(o) Bailees. No Grantor shall permit the Collateral to be in the possession or control of any warehouse, consignee, bailee or any of such Grantor’s agents or processors (other than Parent, under the terms of the Battery Feedstock Processing Services Agreement, dated as of July 1, 2023, between Borrower and Parent) without prior notice to DOE and the Collateral Agent and, if DOE has so requested, the receipt by the Collateral Agent of warehouse receipts or bailee lien waivers (as applicable) satisfactory to DOE prior to the commencement of such possession or control. Each Grantor shall, upon the request of DOE, notify any such warehouse, consignee, bailee, agent or processor of the security interests, shall instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to DOE’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for the benefit of the Collateral Agent acting on behalf of the Secured Parties. Each Grantor shall cause all its Collateral that is in possession or control of any warehouse, consignee, bailee or any other agent or processor to not be commingled with any other goods and to be clearly labeled and identified as property of such Grantor and subject to the Liens created hereby in favor of the Collateral Agent, for the benefit of the Secured Parties.

(p) Expenses.

(i) Without limiting any Grantor’s obligations under the Financing Documents or other documents, each Grantor hereby agrees to promptly pay all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any Secured Party in connection with the Collateral Agent’s administration of this Agreement, including, without limitation, (x) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (y) creating, perfecting, maintaining and enforcing the Liens in favor of the Collateral Agent and (z) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral.

(ii) If any Grantor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of such Grantor under this Agreement, the Collateral Agent may, at its option, but shall not be required to, pay or perform the same and charge such Grantor’s account for all fees, costs and expenses incurred therefor, and such Grantor agrees to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing, any and all other sums for which any Grantor may become liable under this Agreement and all fees, costs and expenses (including attorneys’ fees, legal expenses and court costs) incurred by the Collateral Agent in enforcing or protecting the security interests or any of their rights or remedies under this Agreement shall be payable in accordance with Section 12.07 (Indemnification) of the Loan Agreement.

(q) Accounts and Pledged Agreements.

(i) Accounts. Except as otherwise provided in this Section 4.01 (Covenants Relating to Collateral), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor with respect to Accounts and deposit such amounts into the applicable Project Account pursuant to the terms of the Accounts Agreement. In connection with such collections, each Grantor may take (and, at DOE’s direction during the continuance of any Event of Default, shall take) such action as such Grantor or DOE may deem necessary or advisable to enforce collection of the Accounts.

(ii) Pledged Agreements. To the extent not previously delivered to the Collateral Agent and DOE, each Grantor will furnish to the Collateral Agent promptly upon request therefor copies of the Pledged Agreements.

(iii) Notice of Assignment.

(A) Upon the request of DOE at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the account debtors on the Accounts and the parties to the Pledged Agreements that the Accounts and Pledged Agreements have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent for the benefit of the Secured Parties. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its own name or in the name of others communicate with account debtors on the Accounts and the parties to the Pledged Agreements and Project Documents to verify with such debtors, to DOE’s satisfaction, the existence, amount and terms of any Accounts, Pledged Agreements or Project Documents.

(B) The Collateral Agent does not have any obligation or liability under any Account (or any agreement giving rise thereto) or Pledged Agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Account or Pledged Agreement pursuant hereto. The Collateral Agent is not obligated hereunder in any manner: (i) to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or Pledged Agreement, (ii) to make any payment, (iii) to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Pledged Agreement, (iv) to present or file any claim, (v) to take any action to enforce any performance or (vi) to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(r) General Intangibles. Each Grantor shall use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Collateral Agent to exercise remedies under this Agreement with respect to any of such Grantor’s rights under any General Intangibles, including such Grantor’s rights as a licensee of software.

(s) Inventory. Each Grantor will:

(i) (A) if no Event of Default shall have occurred and be continuing, within 30 days (or such longer period of time acceptable to the Collateral Agent and DOE) after request by the Collateral Agent, or (B) if an Event of Default shall have occurred and is continuing, within five days after request by the Collateral Agent, furnish to the Collateral Agent and DOE a report of all of such Grantor’s Inventory; and

(ii) except as otherwise permitted by the Financing Documents, not (A) without limiting or excusing the Grantors’ obligations pursuant to paragraph (o) above, store any of its Inventory with a book value in excess of the lesser of $1,000,000 or five percent of the total Inventory, in each case, in the aggregate with a bailee, warehouseman or similar Person (other than Parent, under the terms of the Battery Feedstock Processing Services Agreement, dated as of July 1, 2023, between Borrower and Parent) or on premises (other than the Project Site and the locations listed in Schedule 3.02(h) (Inventory) hereto) leased to, or otherwise not owned in fee simple by, such Grantor, nor (B) except pursuant to any Major Project Document existing as of the date hereof or entered into with the consent of DOE, dispose of any such Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Collateral Agent and DOE prior notice thereof.

(t) Equipment. Each Grantor will (i) if no Event of Default shall have occurred and be continuing, within 30 days (or such longer period of time acceptable to the Collateral Agent) after request by the Collateral Agent, or (ii) if an Event of Default shall have occurred (beyond any applicable cure or grace period) and is continuing, within five days after request by the Collateral Agent, deliver to the Collateral Agent and DOE a report with respect to all of such Grantor’s Equipment.

(u) Timing and Notice. With respect to any Collateral in existence on the Effective Date, each Grantor shall comply with the requirements of Sections 4.01(b) (Further Documentation; Pledge of Instruments and Chattel Paper), (c) (Electronic Chattel Paper and Transferable Records), (d) (Letter-of-Credit Rights), (g) (Further Identification of Collateral), (i) (Intellectual Property), (m) (Investment Property), (s) (Inventory) and (t) (Equipment) on the Effective Date and, with respect to any Collateral hereafter owned or acquired, each Grantor shall comply with such requirements within 30 days (or such longer period of time acceptable to DOE) of such Grantor acquiring rights therein.

(v) Governmental and Third-Party Consent. Subject to the provisions of the Financing Documents, each Grantor shall use all commercially reasonable efforts to obtain the consent of any Governmental Authority and each other Person which, in each case, may be required in connection with the enforcement of this Agreement and any transfer of the Collateral contemplated hereby, and will cooperate fully with the Collateral Agent in effecting any such transfer or in connection with the Collateral Agent’s exercise of the rights and remedies granted to the Collateral Agent pursuant hereto or pursuant to any Financing Document.

(w) Additional Equity Interests. The Borrower shall (i) cause each Subsidiary Guarantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity Interests, except to the Borrower; (ii) upon its acquisition thereof, pledge hereunder in accordance with Article II (Grant of Security Interest) any and all Collateral required to be pledged hereunder; and (iii) promptly deliver to the Collateral Agent and DOE all notices received by it with respect to the Collateral.

(x) Covered Spoke Sites. If, after the date hereof, any Person becomes the landlord of any Covered Spoke Site pursuant to a Site Lease (or a portion thereof) that is not subject to a Mortgage and a Direct Agreement and such Person has not delivered a consent to assignment and collateral access rights agreement with respect to such Site Lease (or a portion thereof), in form and substance satisfactory to DOE, within 30 days of such Person becoming the landlord of such Covered Spoke Site (or a portion thereof), then the Borrower shall within 90 days thereafter move all Collateral and operations at such Covered Spoke Site (or portion thereof) to either another existing Covered Spoke Site or a new replacement Covered Spoke Site.

Section 4.02 Know Your Customer Information. Each Grantor shall provide the Collateral Agent any information reasonably requested in accordance with the Accounts Agreement or any other Financing Documents by the Collateral Agent under or in connection with International Compliance Directives and Anti-Money Laundering Laws.

ARTICLE V

PLEDGED COLLATERAL VOTING RIGHT, ETC.

Section 5.01 Distributions and Voting Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, or any other Financing Document, as applicable; provided, that such Grantor shall not (A) exercise or refrain from exercising any such right if such action would result in any violation of any provision of any of the Financing Documents, or (B) vote to enable or take any other action to amend or terminate, or waive any provision of, any certificate of incorporation, by-laws or other Organizational Documents of such Grantor in any way that adversely changes the rights of such Grantor with respect to any Collateral or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest except in connection with a transaction expressly permitted under this Agreement or the other Financing Documents.

Section 5.02 Distributions and Voting Rights After an Event of Default.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may provide to any Grantor with notice prohibiting such Grantor from exercising the rights and powers of a holder of the Pledged Equity Interests, at which time (and, if applicable, until such time that such Event of Default has been cured or waived in accordance with the applicable Financing Documents) all such rights and powers of such Grantor shall cease immediately, and the Collateral Agent shall thereupon have the right, to the extent permitted by Applicable Law, to exercise any and all rights and powers, including voting rights, and enforce any and all remedies available to the Secured Parties related to the Collateral, including foreclosure thereof, in accordance with instructions from DOE delivered pursuant to Section 10.02 (Remedies; Waivers) of the Loan Agreement, all without liability except to account for property actually received by it or any loss resulting from its gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order; provided, that the Collateral Agent shall have no duty to such Grantor to exercise any such right or power and shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent or DOE may from time to time reasonably request, and (ii) without limiting the effect of clause (i) above, each Grantor grants to the Collateral Agent an irrevocable proxy to vote the Pledged Equity Interests and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity Interests would be entitled (including giving or withholding written consents of members or other holders of Equity Interests, calling special meetings of members or other holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity Interest on the record books of each other Grantor, as applicable) by any other Person (including each other Grantor, as applicable, or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall terminate only at such time as such Event of Default is cured or waived in accordance with the Financing Documents.

ARTICLE VI

REMEDIES

Section 6.01 Remedies Generally. Without limiting the Collateral Agent’s right to enforce any and all obligations, covenants and agreements of the Grantors hereunder or exercising any of the rights, privileges, powers or authority granted to the Collateral hereunder, if an Event of Default has occurred and is continuing, the Collateral Agent may exercise any and all rights and remedies under the Accounts Agreement including with respect to all or any part of the Collateral or otherwise, and Article IV (Remedies) of the Accounts Agreement is incorporated herein mutatis mutandis.

Section 6.02 Deficiency; Waiver.

(a) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the then outstanding Note Obligations, including the fees and disbursements of any attorneys and any other agents employed by the Collateral Agent to collect such deficiency.

(b) Each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or DOE arising out of the repossession, retention or sale of the Collateral, including, but not limited to, any claims arising by reason of the fact that the price at which the Collateral may have been sold in a commercially reasonable manner at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Note Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

ARTICLE VII

COLLATERAL AGENT’S RIGHTS AND NOTE OBLIGATIONS

Section 7.01 Collateral Agent’s Appointment as Attorney-in-Fact.

(a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in such Grantor’s name (and at the Grantors’ sole cost and expense) (provided, that such appointment shall automatically terminate on the Release Date), to (x) at any time the Collateral Agent is entitled to perform the agreements of such Grantor hereunder pursuant to Section 7.02 (Performance in Lieu of Grantors), take any action permitted pursuant to Section 7.02 (Performance in Lieu of Grantors), and (y) from time to time, so long as any Event of Default has occurred and is continuing, take any and all appropriate action and execute any and all documents and instruments that shall be necessary or that the Collateral Agent, DOE or the Secured Parties may deem necessary or advisable to carry out the terms of this Agreement, the Accounts Agreement and the Financing Documents, or accomplish the purposes hereof and thereof, including:

(i) to obtain and adjust insurance (including director and officers insurance or any other insurance set forth on Schedule 7.03 (Insurance) of the Loan Agreement) required to be obtained by any Borrower Entity or paid to the Collateral Agent pursuant to the terms of the Financing Documents;

(ii) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for any and all moneys and claims for moneys due and to become due under or in connection with the Collateral (including insurance policies);

(iii) to elect remedies thereunder and to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security reasonably satisfactory to the Collateral Agent has been provided;

(iv) to sign any document which may be required by the United States Patent and Trademark Office, United States Copyright Office or similar registrar in order to effect an absolute assignment of all of such Grantor’s right, title and interest in the Project IP that is registered with, issued by, or applied for with the United States Patent and Trademark Office, United States Copyright Office or similar registrar, and record the same;

(v) to file any claims or take any action or institute any proceedings that the Collateral Agent acting in accordance with the Financing Documents or DOE may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Pledged Agreements, Project Documents or this Agreement and upon foreclosure and to the extent provided herein or in any Financing Document, to do any and every act which such Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Pledged Agreements or Project Documents; and

(vi) to do, at DOE’s or the Secured Parties’ direction and at the expense and for the account of each Grantor, all acts and things which are necessary to protect or preserve the Collateral and to realize upon the Collateral in accordance with the provisions of the Security Documents.

Notwithstanding the foregoing, the Collateral Agent shall not be obligated to exercise any right or duty as attorney-in-fact and shall have no duties to any Grantor in connection therewith.

Section 7.02 Performance in Lieu of Grantors. If any Grantor fails to perform (a) any agreement contained herein and such failure constitutes an Event of Default under the Loan Agreement or (b) any agreement contained in Section 4.01(a) (Preservation and Protection of Security Interests) or Section 4.01(i)(ii) (Intellectual Property) and such failure constitutes a Default, the Collateral Agent may, as directed by DOE, perform, or cause the performance of, such agreement in accordance with this Agreement. The expenses of the Collateral Agent incurred in connection with causing the performance of such agreement shall be payable by such Grantor in accordance with Section 5.08 (Fees and Expenses of Collateral Agent) of the Accounts Agreement.

Section 7.03 The Collateral Agent’s Duties.

(a) The Collateral Agent shall not have any duties or responsibilities under this Agreement except those expressly set out in this Agreement and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. Notwithstanding anything to the contrary contained herein or in any other Financing Document, the Collateral Agent shall not be required to take any action that is contrary to any Applicable Law or any Financing Document to which it is a party.

(b) The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement and the other Financing Documents to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Financing Documents to which it is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Financing Documents and Applicable Law and as shall be directed by DOE. Further, the Collateral Agent shall take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States of America to achieve maximum recovery upon default by any Grantor on the Advances. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords to similar collateral. None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Agent in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

Section 7.04 Authorization to File Financing Statements.

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent, without obligation, at any time and from time to time, to file such financing statements, continuation statements and other documents in such offices as are or shall be necessary or as the Collateral Agent or DOE may determine to be reasonably appropriate that (i) create, perfect and establish the priority of the Liens granted (or ratified and reaffirmed) by this Agreement in any and all of the Collateral, (ii) preserve the validity, perfection or priority of the Liens granted (or ratified and reaffirmed) by this Agreement in any and all of the Collateral, (iii) enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, (iv) indicate the Collateral (x) as all of the assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (v) provide any other information required by Part 5 of Article 9 of the UCC or the Uniform Commercial Code of such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which the Collateral relates. Each Grantor agrees to furnish any such information to DOE and the Collateral Agent promptly upon the Collateral Agent’s or DOE’s request.

(b) Each Grantor hereby ratifies its prior authorization for the Collateral Agent to file any financing statements of the type described in clause (a) above relating to the Collateral if filed prior to the date of this Agreement.

(c) Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior consent of the Collateral Agent or DOE and agrees that it shall not do so without the prior consent of the Collateral Agent or DOE, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 7.05 Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement with respect to the Collateral are powers coupled with an interest and will neither be affected by the bankruptcy of any Grantor or any other Person nor by the lapse of time and are irrevocable until payment in full of the Loan and any other Note Obligations then due and owing.

Section 7.06 Collateral Agent Rights and Immunities. Notwithstanding anything to the contrary in this Agreement, in acting under this Agreement, the Collateral Agent shall have all of the rights, privileges, protections, immunities and benefits granted to the Collateral Agent under the Accounts Agreement (in addition to those granted to it under this Agreement and any other Financing Document). Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, unless so instructed by DOE, the Collateral Agent shall have no obligation to exercise any discretionary acts hereunder, and any provisions of this Agreement that authorize or permit the Collateral Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Collateral Agent receiving direction from DOE to take such action or to exercise such rights pursuant to the Accounts Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments in Writing; No Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Collateral Agent.

Section 8.02 Notices. Any notice, approval, request, demand, communication, or distribution shall be sufficiently given and effective if given in accordance with the provisions of the Accounts Agreement.

Section 8.03 No Waiver; Cumulative Remedies. No delay, indulgence, omission or other act of the Collateral Agent shall be deemed to be a waiver of any right or remedy of the Collateral Agent under this Agreement or any other Financing Document nor shall the Collateral Agent by any such act be deemed to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions of this Agreement. No waiver of any single right, power, privilege or remedy, or of any breach or default shall be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to any of the Collateral Agent or the other Secured Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Collateral Agent or the other Secured Parties may otherwise have.

Section 8.04 Successors and Assigns. This Agreement shall be binding upon each Grantor, each Secured Party and each of their respective successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. Each Grantor may not assign or otherwise transfer any of its rights or obligations hereunder.

Section 8.05 Counterparts; Electronic Signatures.

(a) This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. A signed copy of this Agreement delivered by portable document format, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(b) Documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with Applicable Laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Collateral Agent acts on any Executed Documentation sent by electronic transmission, the Collateral Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Collateral Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Collateral Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 8.06 Severability. The holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or any other Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any other Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

Section 8.07 Limitation on Liability. No claim shall be made by any Grantor or any of their respective Affiliates against any Secured Party or any of its Affiliates, directors, employees, attorneys or agents for any special, indirect, incidental, punitive or consequential losses or damages of any kind whatsoever (whether or not the claim therefor is based on contract, tort or duty imposed by law), including, but not limited to any loss of profit, in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, any Financing Documents or any act or omission or event occurring in connection therewith; and each Grantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.08 Further Assurances and Corrective Instruments. To the extent permitted by Applicable Law, each Grantor shall, at its sole cost and expense, upon the request of the Collateral Agent, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the Collateral Agent’s or DOE’s reasonable judgment to effectuate the intention, performance and provisions hereof. Without limiting the generality of the foregoing, if the 2022 amendments to the Uniform Commercial Code approved by the American Law Institute at its annual meeting in May 2022 and the Uniform Law Commission at its annual meeting in July 2022 (the “2022 UCC Amendments”) are adopted by New York State or any other state or other jurisdiction where Collateral is, or is deemed, located, the Grantors, upon request of the Collateral Agent or DOE, shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such amendments or supplements hereto and take such further actions as may be necessary to ensure that a valid security interest in the type of assets covered by the 2022 UCC Amendments is created hereby and such security interest is duly perfected and with the priority contemplated hereby.

Section 8.09 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 8.10 Entire Agreement. This Agreement and the other Financing Documents constitute the entire agreement and understanding and supersede all prior agreements and understandings (both written or oral) among the parties hereto with respect to the subject matter hereof and thereof.

Section 8.11 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK. THE LAWS OF THE STATE OF NEW YORK ARE APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY, CONCLUDED ON JULY 5, 2006.

(b) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EACH GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

Section 8.12 Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, each Grantor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address specified in the Accounts Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto or to the address of any process agent appointed by such Person in accordance with the Financing Documents;

(d) agrees that nothing herein shall (i) affect the right of any Secured Party to effect service of process in any other manner permitted by law or (ii) limit the right of Collateral Agent or any other Secured Party to commence proceedings against or otherwise sue such Grantor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Grantor’s obligation.

Section 8.13 No Partnership; Etc. The Secured Parties and each Grantor intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and any Grantor or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of each Grantor or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of the Project or any other Collateral and to perform all obligations under the agreements and contracts relating to the Project or any other Collateral shall be the sole responsibility of each Grantor.

Section 8.14 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the Secured Parties, the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

Section 8.15 Independence of Covenants. All covenants under this Agreement and the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of Default or an Event of Default if such action is taken or condition exists.

Section 8.16 Termination and Release.

(a) On the Release Date the security interests created by this Agreement in the Collateral shall terminate and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to each Grantor, as applicable.

(b) Upon receipt by the Collateral Agent of notice from DOE directing the Collateral Agent to cause the Liens on any portion of the Collateral identified in such notice to be released and discharged, the security interests created by the Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Agent in and to such Collateral shall revert to each Grantor, as applicable, or its successors or assigns.

(c) Upon the release of any Collateral in accordance with Section 8.16(a) or (b) (Termination and Release), the Collateral Agent will promptly (following receipt of DOE’s acknowledgement of the release of any Collateral in accordance with Section 6.15(b) (Termination and Release) of the Accounts Agreement), at each Grantor’s request and expense, execute and deliver to each Grantor, as applicable, such documents as it shall reasonably request to evidence such release and deliver the released Collateral, or cause it to be delivered, to such Grantor.

(d) Upon the sale of all or any portion of the Collateral to any Person in a transaction permitted by the Financing Documents (including pursuant to any consent to such sale and/or release of the security interest in such Collateral pursuant to the terms thereof), and as long as no Event of Default has occurred and is continuing or no Notice of Default is then in effect, the security interests created by the Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Security Documents; provided, that, the Secured Parties shall continue to have a security interest in the Proceeds of such sold Collateral, which Proceeds shall be treated in accordance with the terms of the Security Documents. Upon any such sale and release, and receipt by the Collateral Agent of a certificate from such Grantor, as applicable, stating that such sale is permitted by (or the relevant consent has been received under) the Financing Documents, the Collateral Agent will promptly at such Grantor’s request and expense execute and deliver such documents as such Grantor shall reasonably request to evidence the termination of such security interest and the release of such Collateral.

(e) Notwithstanding the foregoing, if at any time a payment of the Loan or any of the other Note Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, the provisions of this Agreement and the security interest created hereby shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

Section 8.17 Rights and Immunities of DOE. DOE will be entitled to all of the rights, protections, immunities and indemnities set forth in the Loan Agreement with respect to DOE acting as representative of the Secured Parties, in each case as if specifically set forth herein. In no event will DOE or any other Secured Party be liable for any act or omission on the part of any Grantor or the Collateral Agent hereunder.

Section 8.18 Reinstatement. Following the termination date hereof, this Agreement, any security interest created hereunder and the obligations of each Grantor hereunder shall continue to be effective or be automatically be reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of any Grantor in respect of the Note Obligations is rescinded or must otherwise be restored by any holder of the Note Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each Grantor agrees that it will indemnify the Collateral Agent on demand for all costs and expenses (including fees and expenses of counsel, whether incurred in a third party action or in an action to enforce this Agreement) incurred by the Collateral Agent in connection with such rescission or restoration.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LI-CYCLE U.S. INC.,
as Borrower and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & Chief Executive Officer

LI-CYCLE NORTH AMERICA HUB, INC., as a Subsidiary Guarantor and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & Chief Executive Officer

LI-CYCLE INC., as a Subsidiary Guarantor and a Grantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & Chief Executive Officer

CITIBANK, N.A., acting through its Agency and Trust Division, not in its individual capacity but solely as Collateral Agent

By:	/s/ Marion Zinowski
Name: Marion Zinowski
Title: Senior Trust Officer